UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14114 Dallas Parkway, Suite 600
Dallas, Texas 75254

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On March 3, 2006, we, Crdentia Corp., a Delaware corporation, sold 250,000 shares of common stock to MedCap Partners LP (“MedCap”) at a price per share of $0.80. The shares were issued pursuant to the terms and conditions of a Subscription Agreement. The shares were sold in a private transaction pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder. C. Fred Toney, a member of our board of directors, is the managing member of MedCap Management & Research LLC, the general partner of MedCap.

The description of the transaction set forth above is qualified in its entirety by reference to the Subscription Agreement which is filed with this current report as Exhibit 10.1.

Item 3.02               Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 3.02.

Item 8.01               Other Events.

On March 1, 2006, our Board of Directors approved the issuance of Common Stock dividends to holders of the Company’s outstanding Series C Preferred Stock.

Pursuant to the Certificate of Designations, Preferences and Rights for our Series C Preferred Stock, we declared, with respect to each share of Series C Preferred Stock, a dividend of 2.5 shares of Common Stock that had accrued as of December 31, 2005. As of March 1, 2006, there were outstanding 183,028 shares of Series C Preferred Stock.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

10.1                                                   Subscription Agreement dated March 3, 2006 by and between Crdentia Corp. and MedCap Partners LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

March 6, 2006	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Subscription Agreement dated March 3, 2006 by and between Crdentia Corp. and MedCap Partners LP